Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated April 14, 2020 relating to the consolidated financial statements of Microbot Medical Inc., appearing in the Annual Report on Form 10-K of Microbot Medical Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.,

Certified Public Accountants

A firm in the Deloitte Global Network

Tel Aviv, Israel

November 25, 2020